Exhibit 10 (e) (2)

IMPERIAL SUGAR COMPANY LONG TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

This Award Agreement between IMPERIAL SUGAR COMPANY, a Texas corporation, (the “Company”), and «Optionee» (the “Optionee”), an Employee or Director of the Company or one of its subsidiaries, regarding a right (the “Option”) awarded to the Optionee on «date» (the “Grant Date”) to purchase from the Company up to but not exceeding in the aggregate «shares» shares of Common Stock (as defined in the IMPERIAL SUGAR COMPANY LONG TERM INCENTIVE PLAN (the “Plan”)) at $«price» per share (the “Exercise Price”), of such number of shares and such price per share being subject to adjustment as provided in Article Fourteen of the Plan, and further subject to the following terms and conditions:

1. Relationship to Plan.

This Option is intended to be a nonqualified stock option within the meaning of IRC Code Section 83. This Option is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the administrator of the Plan, the Compensation Committee (the “Committee”), thereunder and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. For purposes of this Award Agreement:

(a) “Cause” shall mean a termination of Optionee’s employment directly resulting from (a) an act of dishonesty on the part of Optionee constituting a felony which has a direct and adverse effect on the Company or the willful, material and repeated nonperformance of Optionee’s duties to the Company (other than by reason of Optionee’s illness, incapacity or Disability) after written notice from the Board of such nonperformance (which notice specifically identifies the manner and sets forth specific facts, circumstances and examples in which the Board believes that Optionee has not substantially performed his duties) and his continued willful, material and repeated nonperformance of such duties for at least thirty (30) days after his receipt of such notice; and, for purposes of this clause (b), no act or failure to act on Optionee’s part shall be deemed “willful” unless done, or omitted to be done, by Optionee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company (assuming the disclosure of the pertinent facts, any action or omission by Optionee after consultation with, and in accordance with the advice of, legal counsel reasonably acceptable to the Company shall be deemed to have been taken in good faith and to not be willful under this Agreement).

Company	-1-	Optionee

(b) “Option Shares” shall mean the shares of Common Stock covered by this Award Agreement.

(c) “Retirement” shall mean retirement under an approved retirement program of the Company or one of its subsidiaries.

2. Exercise Schedule.

(a) The Option hereby granted shall become exercisable in four cumulative installments as follows: 25% of the Option Shares shall be exercisable as of the Grant Date, 50% of the Option Shares shall become exercisable as of the first anniversary of the Grant Date, 75% of the Option Shares shall become exercisable as of the second anniversary of the Grant Date, and 100% of the Option Shares shall become exercisable as of the third anniversary of the Grant Date. The Optionee must be in continuous service as an Employee from the Grant Date through the date of exercisability of each installment in order for the Option to become exercisable with respect to additional Option Shares on each such date. In no event shall any additional Option Shares become exercisable after the Optionee’s termination of service as an Employee (temporarily or permanently).

(b) The Option hereby granted shall become fully exercisable, irrespective of the limitations set forth in subparagraph (a) above, provided that the Optionee has been in continuous service as an Employee since the Grant Date, upon the occurrence of (w) the death of the Optionee while in the employment of the Company or one of its subsidiaries, (x) termination of the Optionee’s employment due to Disability as determined by the Committee, (y) the Optionee’s Retirement or (z) a Change of Control of the Company as specified in Article Ten of the Plan.

3. Termination of Option. The Option hereby granted shall terminate and be of no force and effect with respect to any shares of Common Stock not previously purchased by the Optionee upon the first to occur of:

(a) the tenth (10th) anniversary of the Grant Date;

(b) for Options exercisable upon termination, the expiration of (A) ninety (90) days following the Optionee’s termination of service as an Employee for any reason other than death, Cause, Retirement or Disability, (B) one (1) year following the Optionee’s termination of service as an Employee by reason of death, (C) six (6) months following the Optionee’s termination of service as an Employee by reason of Disability or Retirement, or (D) the expiration of one (1) year following a Change of Control;

Company	-2-	Optionee

(c) the date of the Optionee’s termination of service as an Employee by reason of Cause; and

(d) with respect to the portion of the Option not exercisable upon termination, the date of the Optionee’s termination of service as an Employee.

4. Exercise of Option. Subject to the limitations set forth herein and in the Plan, the Option may be exercised by written notice provided to the Company as set forth in Paragraph 5 of this Award Agreement. Such written notice shall (a) state the number of shares of Common Stock with respect to which the Option is being exercised and (b) be accompanied by a wire transfer, cashier’s check, cash or money order payable to IMPERIAL SUGAR COMPANY in the full amount of the purchase price for any Option Shares being acquired and any appropriate withholding taxes, or by other consideration in the form and manner approved by the Committee pursuant to Article Nine of the Plan.

Notwithstanding anything to the contrary contained herein, the Optionee agrees that he will not exercise the Option granted pursuant hereto, and that the Company will not be obligated to issue any Option Shares pursuant to this Award Agreement, if the exercise of the Option or the issuance of such shares would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any stock exchange or transaction quotation system.

If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

5. Notices. Notice of exercise of the Option must be made in the following manner, using such forms as the Company may from time to time provide:

(a) by registered or certified United States mail, postage prepaid to: Imperial Sugar Company, P.O. Box 9, Sugar Land, Texas 77487-0009, Attn: Roy L. Cordes, Jr., Corporate Secretary, in which case the date of exercise shall be the date of mailing; or

(b) by hand delivery or by telegraphic communications equipment or otherwise to Imperial Sugar Company, 8016 Highway 90-A, Sugar Land, Texas 77478, Attn: Roy L. Cordes, Jr., Corporate Secretary, in which case the date of exercise shall be the date when receipt is acknowledged by the Company.

Notwithstanding the foregoing, (i) in the event that the address of the Company is changed prior to the date of any exercise of this Option, notice of exercise shall instead be made pursuant to the foregoing provisions at the Company’s current address, or (ii) in the event that

Company	-3-	Optionee

the Committee delegates the administration of option exercises to a third party administrator pursuant to Article Nine of the Plan, notice of exercise shall instead be made pursuant to the written instructions given to the Optionee by the third party administrator with respect to the option exercise.

Any other notices provided for in this Award Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Optionee, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Optionee at the address specified at the end of this Award Agreement or at such other address as the Optionee hereafter designates by written notice to the Company.

6. Assignment of Option. The Optionee’s rights under the Plan and this Award Agreement are personal; no assignment or transfer of the Optionee’s rights under and interest in this Option may be made by the Optionee otherwise than by will or by the laws of descent and distribution or by a qualified domestic relations order; and this Option is exercisable during his lifetime only by the Optionee.

Notwithstanding the foregoing, subject to approval by the Committee in its sole discretion, the Option is transferable by the Optionee to (a) the spouse, parent, brother, sister, children or grandchildren (including adopted and stepchildren and grandchildren) of the Optionee (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests. Subsequent transfers of a transferred Option shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Optionee or a person to whom the original Optionee could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term “Optionee” shall be deemed to refer to the transferee. The consequences of termination of service as an Employee shall continue to be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee only to the extent and for the periods specified in the Plan and this Award Agreement.

After the death of the Optionee, exercise of the Option shall be permitted only by the Optionee’s executor or the personal representative of the Optionee’s estate (or by his assignee, in the event of a permitted assignment) and only to the extent that the Option was exercisable on the date of the Optionee’s death.

7. Stock Certificates. Certificates representing the Common Stock issued pursuant to the exercise of the Option will bear all legends required by law and necessary or

Company	-4-	Optionee

advisable to effectuate the provisions of the Plan and this Option. The Company may place a “stop transfer” order against shares of the Common Stock issued pursuant to the exercise of this Option until all restrictions and conditions set forth in the Plan or this Award Agreement and in the legends referred to in this Paragraph 8 have been complied with.

8. Withholding. No certificates representing shares of Common Stock purchased hereunder shall be delivered to or in respect of an Optionee unless the amount of all federal, state and other governmental withholding tax requirements imposed upon the Company with respect to the issuance of shares of Common Stock has been remitted to the Company or unless provisions to pay such withholding requirements have been made to the satisfaction of the Committee pursuant to Article Eleven of the Plan. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with this Option.

9. Shareholder Rights. The Optionee shall have no rights of a shareholder with respect to shares of Common Stock subject to the Option unless and until such time as the Option has been exercised and ownership of such shares of Common Stock has been transferred to the Optionee.

10. Successors and Assigns. This Award Agreement shall bind and inure to the benefit of and be enforceable by the Optionee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Optionee may not assign any rights or obligations under this Award Agreement except to the extent and in the manner expressly permitted herein.

11. No Service Guaranteed. No provision of this Award Agreement shall confer any right upon the Optionee to continued service with the Company or any Subsidiary.

12. Governing Law. This Award Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas.

IMPERIAL SUGAR COMPANY

Dated	By
Name:
Title:

Company	-5-	Optionee

ACKNOWLEDGEMENT AND ACCEPTANCE BY THE OPTIONEE

The undersigned, «Optionee», the Optionee, hereby acknowledges that he or she has received a copy of the IMPERIAL SUGAR COMPANY LONG TERM INCENTIVE PLAN and that he or she is to consult with and rely upon only the Optionee’s own tax, legal and financial advisors regarding the consequences and risks of the Award. The Optionee hereby agrees to and accepts the foregoing Award Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

Optionee’s Signature	Date

Optionee’s Address:

Company	-6-	Optionee